                      AMENDMENT NO. 1 TO CREDIT AGREEMENT
                      -----------------------------------


     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT is made as of September 13, 1996, by and among SPEEDFAM INTERNATIONAL, INC., an Illinois corporation (the "Company"), and FIRSTAR BANK MILWAUKEE, N.A., a national banking association ("Firstar") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago") (Firstar and First Chicago are collectively referred to as the "Banks") and Firstar as Agent for the Banks (the "Agent").

     IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     When used herein, the following terms shall have the meanings specified:

     1.1 Amendment. "Amendment" shall mean this Amendment No. 1 to Revolving Credit Agreement.

     1.2 Credit Agreement. "Credit Agreement" shall mean the Revolving Credit Agreement dated as of April 15, 1996 among the Borrower, the Banks and the Agent; and the Revolving Credit Agreement shall be retitled as the "Credit Agreement."

     1.3 Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned to them in the Credit Agreement.


                                  ARTICLE II

                                  AMENDMENTS
                                  ----------

     The Credit Agreement is amended as follows:

     2.1  Section 1.1 - Definitions.
          -------------------------

          (a) Section 1.1 of the Credit Agreement is amended by adding the following definitions thereto in alphabetical order:

               (i) "Agreement Not to Convey or Encumber" shall mean the Ageement Not to Convey or Encumber dated September 13, 1996, from the Company in favor of the Banks and the Agent.

          (ii) "Capitalized Lease" shall mean any lease, the obligations under which have been, or in accordance with GAAP are required to be, recorded as a capital lease liability on the consolidated balance sheet of the Company and its Consolidated Subsidiaries

          (iii) "Construction Agreement" shall mean the Construction Agreement dated September 13, 1996, by and among the Company, the Banks and the Agent.

          (iv) "Debt Service Coverage Ratio" shall mean the relationship, expressed as a numerical ratio, between:

                 (1) the sum of (a) Net Income less Equity in Net Earnings of Affiliates, (b) depreciation, amortization and other noncash charges, to the extent that they have been deducted in determining Net Income, (c) interest expense (including imputed interest charges with respect to Capitalized Leases and the interest incurred on the Term Loans up to September 1, 1997), (d) rent expense with respect to Operating Leases, and (e) cash dividends received by the Company from Affiliates; and

                 (2) the sum of (a) interest expense (including imputed interest charges with respect to Capitalized Leases), rent expense with respect to Operating Leases, (b) scheduled principal payments with respect to Funded Debt, and (c) principal payments made with respect to Capitalized Leases; and with respect to clauses (1) and (2), all as determined without duplication in accordance with GAAP for the Company and its Subsidiaries for the period consisting of the four fiscal quarters of the Company immediately preceding the first day of any fiscal quarter.

          (v) "Environmental Indemnity Agreement" shall mean the Environmental Indemnity Agreement dated September 13, 1996, from the Company in favor of the Banks and the Agent.

          (vi) "Operating Leases" shall mean any lease, the obligations under which have been, or in accordance with GAAP are required to be, recorded as an operating lease liability on the consolidated balance sheet of the Company and its Subsidiaries.

          (vii)  "Term Loans" shall mean the loans to the Company pursuant to
     Section 2.10 evidenced by the Term Notes.

          (viii) "Term Notes" shall mean the promissory notes from the Company to Firstar and to First Chicago in the form of EXHIBIT D-1 AND EXHIBIT D-2, respectively, evidencing the Term Loans, as amended, supplemented, modified or extended from time to time.

          (b) The definition of "LIBOR Interest Margin" is amended in its entirety to read as follows:

          "LIBOR Interest Margin" shall mean: (a) with respect to Revolving Loans, 1.25% per annum, subject to adjustment pursuant to Section 2.1(b)(ii); and (b) with respect to Term Loans, 1.40% per annum.

          (c) The definition of "LIBOR Rate" is amended by adding the word "applicable" immediately after the word "the" in subparagraph (b) of such definition.

          (d) The definition of "LIBOR Rate Loans" is amended in its entirety to read as follows:

          "LIBOR Rate Loans" shall mean (i) Revolving Loans for which the Company has selected the LIBOR Rate as the base rate of interest under
          Section 2.1, and (ii) all Term Loans."

          (e) The definition of "Loan Period" is amended by adding the words "or
Section 2.10(b), as the case may be," immediately after the words "Section 2.1(c)" in the fourth line thereof.

          (f) The definition of "Maximum Credit" is amended in its entirety to read as follows:

          "Maximum Credit" shall mean (i) with respect to Revolving Loans, the extension by the Banks to the Company of aggregate Obligations up to the Revolving Loan Commitment; provided that each Bank's independent obligation to extend credit is limited to the following amounts:

                              First Chicago  $ 9,000,000
                              Firstar        $13,500,000

          and (ii) with respect to Term Loans, the extension by the Banks to the Company of an amount not to exceed $14,000,000; provided that each Bank's independent obligation to extend credit is limited to the following amounts:

                    First Chicago   $7,000,000
                    Firstar         $7,000,000

          (g) The definition of "Obligations" is amended by adding the words "the Term Loans" immediately after the word "Credit," in the second line thereof.

          (h) The definition of "Pro Rata" is amended in its entirety to read as follows:

          "Pro Rata" shall mean ratably among the Banks in proportion to the ratio that each of their respective applicable Maximum Credits bear to the applicable aggregate Maximum Credit.

          (i) The definition of "Related Documents" is amended in its entirety to read as follows:

          "Related Documents" shall mean the Revolving Credit Notes, the Term Notes, the Guaranty, the Construction Agreement, the Environmental Indemnity Agreement, the Agreement Not to Convey or Encumber, and all other certificates, resolutions, or other documents required or contemplated hereunder.

          (j) The definition of Termination Date is amended in its entirety to read as follows:

          "Termination Date" shall mean (i) with respect to the Revolving Loans, April 14, 1999, and (ii) with respect to the Term Loans, September 12, 2001; or such earlier date on which the Obligations shall terminate as provided in Section 7.2.

     2.1 Section 2.3 - Funding Procedures. Section 2.3 of the Credit Agreement is amended in its entirety to read as follows:

               "2.3 Funding Procedures. Unless the Company or a Bank, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent, of (i) in the case of a Bank, the proceeds of a Revolving Loan, Term Loan or draw under a Letter of Credit as required hereunder or (ii) in the case of the Company, a payment of principal, interest, fees or charges to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the federal funds rate for each of the first three business days after the date of funding (as determined by the Agent) and thereafter at the interest rate applicable to the relevant Obligation, or (b) in the case of payment by the Company, the interest rate applicable to the relevant Obligation. A statement of the Agent submitted to the Company or any Bank with respect to any amounts owing under this Section 2.3 shall be conclusive, in the absence of manifest error. The failure of one of the Banks to make any Revolving Loan, Term Loan or loan respecting a draw under a Letter of Credit as required hereunder shall not relieve any other Bank of its obligation to lend its Pro Rata share of such Revolving Loan, Term Loan or Letter of Credit, hereunder, and in no event shall such other Banks or the Agent be liable in any way whatsoever to the Company for such failure of any Bank to make any Revolving Loan, Term Loan or loan respecting a Letter of Credit hereunder."

     2.3 Section 2.4 - Interest After Default. Section 2.4 of the Credit Agreement is amended in its entirety to read as follows:

               2.4 Interest After Default. After an Event of Default, each of the Obligations shall bear interest at the rate of 2% per annum in excess of the applicable rates set forth herein; provided, that in the case of a LIBOR Rate Loan which is a Revolving Loan the maturity of which is accelerated, such LIBOR Rate Loan shall bear interest for the remainder of the applicable Loan Period at a rate equal to 2% plus the higher of the rate on the LIBOR Rate Loan or the rate on Revolving Loans which are not LIBOR Rate Loans. In no event shall the interest rate on the Obligations exceed the highest rate permitted by law.

     2.4 Section 2.5 - Loan Account. Section 2.5 of the Credit Agreement is amended by adding the words "and Term Loans" immediately after the words "Revolving Loans" in the thirteenth line thereof.

     2.5 Section 2.10 - Term Loans. A new Section 2.10 is added to the Credit Agreement as follows:

          2.10  Term Loans.
                ----------

               (a) Prior to the Termination Date for Term Loans and so long as no Default has occurred, the Banks agree separately and independently (and not jointly) to extend to the Company Term Loans in an aggregate principal amount not to exceed $14,000,000. Term Loans shall be made by each Bank Pro Rata. The Term Loans made by each Bank shall be evidenced by their respective Term Notes.

               (b) The Company may obtain Term Loans by making a request therefor to the Agent, orally or in writing. Such request shall specify a Business Day prior to September 30, 1997 (the "Construction Disbursement Expiration Date") on which such Term Loans are to be made (the "Disbursement Date"), shall be received by the Agent by 12:00 Noon (Milwaukee time) three Business Days before the Disbursement Date, and shall specify the amount of the Term Loans requested; provided, however, that within three days after any oral request for a Term Loan, the Agent shall receive from the Company a written confirmation in form acceptable to the Agent confirming the Company's Term Loan request, and the Banks' obligation to make further Term Loans hereunder shall be suspended until such confirmation has been received by the Agent. In the event of any inconsistency between the telephonic notice and the written confirmation thereof, the telephonic notice shall control. The Company shall be obligated to repay all Term Loans notwithstanding the failure of the Agent to receive written confirmation, and notwithstanding the fact that the person requesting the Term Loan was not in fact authorized to do so. No Term Loan request shall be modified, altered or amended without the prior written consent of the Agent. The Company may not request Term Loans in an amount less than $500,000 per request and the Company shall not make more than one request for Term Loans in any calendar month prior to the Construction Disbursement Expiration Date. The Agent shall promptly inform each Bank of each Term Loan request. Each Bank shall make available to the Agent at its principal office in Milwaukee, Wisconsin, in immediately available funds and not later than 3:00 p.m. Milwaukee time on the Disbursement Date, the amount of such Bank's Pro Rata share of such Term Loans. Upon receipt by the Agent of the amount of a Bank's Term Loan and fulfillment of the conditions specified in Section 4.2, the Agent shall promptly deposit the amount of such Term Loan in the general deposit account of the Company maintained at the Agent. At the end of each respective Loan Period, the new Loan Period shall be three months unless the Agent, by 12:00 Noon (Milwaukee time) and at least three Business Days prior to the expiration of the applicable Loan Period, is in receipt of a written notice from the Company requesting a one or two month period.

               (c) The Company shall pay all accrued and unpaid interest on the Term Loans on the first day of each month commencing on October 1, 1996, and continuing on the first day of each consecutive month thereafter until the Term Loans are paid in full. Prior to an Event of Default, interest shall accrue on the aggregate unpaid principal amount outstanding under the Term Notes at a rate per annum equal to the applicable LIBOR Rate on each LIBOR Rate Loan. Interest shall be computed and adjusted daily based on the actual number of days elapsed in a year of 360 days. The Company shall pay principal outstanding under the Term Notes in fifteen (15) equal quarterly installments of $350,000, each payable on the first day of October of 1997, and on the first day of each January, April, July and October thereafter, and a final payment of the balance of all unpaid principal and accrued interest on the Termination Date for the Term Loans.

          Amounts paid or prepaid on the Term Loans may not be reborrowed.

               (d) Notwithstanding anything contained herein to the contrary, the provisions contained in Section 2.1(e) and (f) shall apply to Revolving Loans which are LIBOR Rate Loans and all Term Loans.

     2.6 Section 4.2 - Subsequent Obligations. Section 4.2(d) of the Credit Agreement is amended by adding the words "Term Loans and" immediately after the word "for" in the second line thereof.

     2.7 Section 5.5 - Use of Proceeds. Section 5.5 of the Credit Agreement is amended in its entirety to read as follows:

               "5.5 Use of Proceeds. Use the entire proceeds of the Obligations as follows: (a) the proceeds of the Revolving Loans and Letters of Credit will be used for working capital and general corporate purposes of the Company and the Guarantor only (including any payments required under Standby Letter of Credit No. S100408), and (b) the proceeds of Term Loans will be used for the construction of an approximately 135,000 square foot corporate headquarters and manufacturing facility to be located at 305 N. 54th Street, Chandler, Arizona, and for the purchase of machinery and equipment to be used at such facility."

     2.8 Section 5.9 - Fees and Costs. Section 5.9 of the Credit Agreement is amended by adding a new subsection (i) as follows:

               "(i) Pay the Agent for the ratable account of the Banks on September 13, 1996, a closing fee with respect to the Term Loans equal to $100,000."

     2.9 Section 5.13 - Certain Lender Notices. Section 5.13 of the Credit Agreement is deleted in its entirety.

     2.10 Section 6.2 - Indebtedness. Section 6.2 of the Credit Agreement is amended in its entirety to read as follows:

               "6.2 Indebtedness. Issue, create, incur, assume or otherwise become liable with respect to (or agree to issue, create, incur, assume or otherwise become liable with respect to), or permit to remain outstanding, any Indebtedness except (a) the Obligations; (b)

          Indebtedness which has been subordinated to the Banks in form and substance satisfactory to the Banks; (c) current liabilities (other than for borrowed money) of the Company and the Guarantor incurred in the ordinary course of business which are not more than 90 days overdue, unless being contested in good faith and with due diligence;
          (d) Indebtedness secured by Permitted Liens; (e) Indebtedness disclosed on the Company's most recent financial statements described in Section 3.2(a), provided that such Indebtedness shall not be increased; (f) operating lease or rental obligations as permitted under Section 6.12 and (h) Indebtedness in an aggregate amount of not more than $250,000 in excess of the amounts permitted by Sections 6.2(a), (b), (c), (d), (e) and (f).

     2.11 6.13 Certain Lender Amendments. Section 6.13 of the Credit Agreement is deleted in its entirety and replaced with the following new Section 6.13:

               "6.13 Debt Service Coverage Ratio. Commencing on September 13, 1996, permit the Debt Service Coverage Ratio to be less than 1.50 to 1 at the end of each fiscal quarter of the Company during the term of this Agreement.

     2.12 8.5 Application of Payments. Section 8.5 of the Credit Agreement is amended in its entirety to read as follows:

               "8.5 Application of Payments. All payments of principal and interest with respect to the Obligations shall be made to the Agent in immediately available funds for the ratable account of the Banks. The Agent shall promptly distribute to each Bank, Pro Rata, the amount of
          (a) principal and interest received by the Agent, (b) any fees, expenses or charges collected by Agent, and (c) all amounts received by the Agent upon realization from the Property. Any payment in good funds to the Agent for the account of a Bank hereunder shall constitute a payment by the Company to such Bank of the amounts so paid to the Agent, and any Obligations or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment in good funds to the Agent. Notwithstanding the foregoing, for purposes of clause (c) above, the parties acknowledge that all amounts received by the Agent upon realization of the Property shall be applied Pro Rata, on an aggregate basis. Notwithstanding anything herein to the contrary, all payments or prepayments of principal and interest shall be made Pro Rata in accordance with the amounts of the relevant Obligation(s) then being paid or prepaid, as the case may be. In the event any Bank shall receive from the Company or any other source any payment of, on account of, any of the Obligations (whether pursuant to the exercise of any right of setoff, banker's lien, realization upon any security held for or appropriated to such obligation, counterclaim or otherwise) other than as provided above, then such Bank shall immediately purchase, without recourse and for cash, an interest in the obligations of the same nature held by the other Banks so that each Bank shall thereafter have a percentage interest in all of such obligations equal to the percentage interest which such Bank held in the relevant Obligations immediately before such payment; provided, if any payment so received shall be recovered in whole or in part from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company specifically acknowledges and consents to the preceding sentence.

     2.13 8.9 Reliance on Documents, Counsel. Section 8.9 of the Credit Agreement is amended by adding the words "Term Note," immediately after the words "Revolving Credit Note" in line 2 thereof.

     2.14 8.15 - Noteholders. Section 8.15 of the Credit Agreement is amended by adding the words "or Term Note" immediately after the words "Revolving Credit Note" in line 2 thereof.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Company hereby represents and warrants to the Banks and the Agent that:

     3.1 Credit Agreement. All of the representations and warranties made by the Company in the Credit Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

     3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment, the Term Notes and other Related Documents, and performance of and compliance with the terms of the Credit Agreement as amended, the Term Notes and other Related Documents, have been duly authorized by all necessary corporate action by the Company. This Amendment, the Term Notes and other Related Documents are the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

     3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment, the Term Notes and other Related Documents, and performance of and compliance with the terms of the Credit Agreement as amended, the Term Notes and other Related Documents, do not violate any presently existing provision of law or the articles or certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it or any of its assets is bound.


                                   ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

     4.1 Continuance of Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

     4.2 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

     4.3 Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to agreements made and wholly performed within such state.

     4.4 Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

     4.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

     4.6 Conditions. The effectiveness of this Amendment, and the obligations of the Banks to make the Term Loans evidenced by the Term Notes, are subject to the following conditions:

          (a) The Agent shall have received on or before the date of this Amendment, each of the following, in form and substance satisfactory to the Agent and its counsel:

            (i)  for the account of each Bank, the executed Term Notes;

           (ii)  the executed Construction Agreement;

          (iii)  the executed Environmental Indemnity Agreement;

           (iv)  the executed Agreement Not to Convey or Encumber;

            (v)  the opinion of counsel for the Company and the Guarantor;

           (vi)  the Reaffirmation of Guaranty executed by the Guarantor;

          (vii) a certificate of the secretary or an assistant secretary of the Company and the Guarantor certifying (i) an attached complete and correct copy of its bylaws; (ii) an attached complete and correct copy of resolutions duly adopted by its board of directors which have not been amended since their adoption and remain in full force and effect, authorizing the execution, delivery and performance of this Agreement and those Related Documents to which it is a party and which are being executed in connection with this Amendment; (iii) that its articles of incorporation have not been amended since the date of the last date of amendment thereto indicated on the certificate of the secretary of state; and (iv) as to the incumbency and specimen signature of each officer executing this Agreement and all other Related Documents to which it is a party and which are being executed in connection with this Amendment, and including a certification by another officer as to the incumbency and signature of the secretary or assistant secretary executing the certificate;

          (viii) certificates of good standing for the Company and the Guarantor and certified articles of incorporation for the Company and the Guarantor, all issued by the Office of the Secretary of State of Illinois within 30 days of the date hereof together with a certificate of authority from the Office of the Secretary of State of Arizona authorizing the Company to transact business in Arizona;

               (ix) evidence that there are no liens of record on the Property other than Permitted Liens;

                (x)  the closing fee under Section 5.9(i);

               (xi)  a Phase One Environmental Audit;

              (xii)  an ALTA Survey;

             (xiii) an informational commitment for title insurance issued by a title insurance company acceptable to the Agent; and

              (xiv) such additional supporting documents and materials as the Agent may request.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                 SPEEDFAM INTERNATIONAL, INC.


                                 By: /s/ Roger K. Marach
                                    -------------------------------
                                    Roger K. Marach, Treasurer
                                    and Chief Financial Officer

                                 FIRSTAR BANK MILWAUKEE, N.A.


                                 By: /s/ James A. Meyer
                                    -------------------------------
                                    James A. Meyer, Vice President

                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By: /s/ Robert D. Curtis
                                    -------------------------------
                                    Robert D. Curtis,
                                    First Vice President

                                 FIRSTAR BANK MILWAUKEE, N.A.

                                 By: /s/ James A. Meyer
                                    -------------------------------
                                    James A. Meyer, Vice President

                                  EXHIBIT D-1
                                  -----------
                                   TERM NOTE
                                   ---------

$7,000,000                                              Milwaukee, Wisconsin

                                                          September 13, 1996

     FOR VALUE RECEIVED, SPEEDFAM INTERNATIONAL, INC., an Illinois corporation (the "Borrower"), promises to pay to the order of FIRSTAR BANK MILWAUKEE, N.A. (the "Bank") at its main office in Milwaukee, Wisconsin or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Seven Million Dollars ($7,000,000.00), pursuant to Section 2.10 of the Credit Agreement by and among the Borrower, the Bank, in its capacity as lender and as agent, and The First National Bank of Chicago, dated as of April 15, 1996, as amended (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

     The undersigned further promises to pay interest on the unpaid principal amount of this Term Loan (as such term is defined in the Loan Agreement) outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. Subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to this Term Loan, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

     This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

     This Note is issued in and shall be governed by the laws of the State of Wisconsin.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

     All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.



                                          SPEEDFAM INTERNATIONAL, INC.

                                          By:
                                             -----------------------------------
                                             Roger K. Marach, Treasurer and CFO

                                  EXHIBIT D-2
                                  -----------

                                   TERM NOTE
                                   ---------

$7,000,000                                                  Milwaukee, Wisconsin

                                                              September 13, 1996


     FOR VALUE RECEIVED, SPEEDFAM INTERNATIONAL, INC., an Illinois corporation (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Bank") at its main office in Chicago, Illinois or at such other place as the holder hereof may from time to time in writing designate, in lawful money of the United States of America, the principal sum of Seven Million Dollars ($7,000,000.00), pursuant to Section 2.10 of the Credit Agreement by and among the Borrower, the Bank, Firstar Bank Milwaukee, N.A., in its capacity as lender and agent, dated as of April 15, 1996, as amended (the "Loan Agreement"), together with accrued interest and all other costs, charges and fees due thereunder.

     The undersigned further promises to pay interest on the unpaid principal amount of this Term Loan (as such term is defined in the Loan Agreement) as is outstanding under the Loan Agreement, payable at such rates and at such times, as provided in the Loan Agreement. Subject to the provisions of the Loan Agreement with respect to acceleration, prepayment or loan limitations, all unpaid principal with respect to this Term Loan, together with accrued interest and all other costs, charges and fees, shall be due and payable in full on the Termination Date for this Note.

     This Note evidences indebtedness incurred under, and is entitled to the benefits of, the Loan Agreement, together with all future amendments, modifications, waivers, supplements and replacements thereof, to which Loan Agreement reference is made for a statement of the terms and provisions under which this Note may be paid prior to its due date or its due date accelerated.

     The Borrower hereby agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses in the event this Note is not paid when due.

     This Note is issued in and shall be governed by the laws of the State of Wisconsin.

                                     D-2-1

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion.

     All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and to the release of or failure by the Bank to exercise any rights against any party liable for or any property securing payment thereof.


                                       SPEEDFAM INTERNATIONAL, INC.



                                       By:
                                          ----------------------------------
                                          Roger K. Marach, Treasurer and CFO




                                     D-2-2